UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2011
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Parkway Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Departure of Principal Executive Officer

As previously disclosed by the Company in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 25, 2011, William P. Fasig and the Company entered into a Transition Employment Agreement (the “Agreement”) on May 25, 2011.  Pursuant to the terms of the Agreement, Mr. Fasig resigned as President and Chief Executive Officer of the Company on June 20, 2011.  Mr. Fasig will serve as a consultant to the Company through November 11, 2011 pursuant to the terms of the Agreement.

5.02(c) Appointment of Principal Executive Officer

On June 21, 2011 the GameTech International, Inc. Board of Directors elected Kevin Y. Painter, 54, to serve as the Company’s President and Chief Executive Officer.  Mr. Painter joined the Company as a member of the Board of Directors on April 13, 2011, and was appointed as the Chairman of the Board of Directors on May 11, 2011.

Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Painter spent the majority of his time serving as a Partner and Director of Focus Point Enterprises, LLC, a firm which develops and invests in operating companies within the real estate, engineering, and manufacturing industries in North America, Hong Kong, and China.  Prior to co-founding Focus Point Enterprises, LLC in 2007, Mr. Painter served as General Manager of Lisa Frank, Inc., a toy and clothing company with operations in Arizona, Hong Kong, and China.  Mr. Painter joined Lisa Frank, Inc. in 2007 after having served seven years as Managing Director of E-Strategy, Ltd, a company specializing in the development and management of manufacturing entities in China and Southeast Asia, and the provision of consulting services and engineering representation in China and Southeast Asia. In this role, Mr. Painter worked with and represented gaming companies to develop, design, and build gaming products; including Ainsworth, Aristocrat, Atronic, and Ceronix, Inc.   From 1996 to 2000, Mr. Painter served in various positions with IBM Corporation, including Chairman of IBM Technology Products Co., IBM Corporation’s first wholly owned manufacturing entity in China, and as Director and Chief Financial Officer of Hailiang Storage Products Co., an IBM joint venture in Shenzhen, China.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on June 20, 2011, the Company entered into a consulting agreement with Kevin Y. Painter, to advise the Company in its operations and provide guidance and assistance with contract manufacturers and suppliers. The consulting agreement calls for compensation of $10 thousand per month plus expenses.  Pending a determination by the Company’s Compensation Committee, as to the compensation to be paid to Mr. Painter as President and Chief Executive Officer, Mr. Painter will continue to receive compensation pursuant to his consulting agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ James Robertson
James Robertson
Vice President and General Counsel

Date: June 23, 2011